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                                                                      Exhibit 23





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 333-55174 and 333-23885 on Form S-8 of Bone Care International, Inc., of our report dated August 2, 2002, appearing in this Annual Report on Form 10-K of Bone Care International, Inc., for the year ended June 30, 2002.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
September 26, 2002